Exhibit 15.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 14, 2016

Petróleo Brasileiro S.A.
Av. República do Chile 330

9th Floor – Centro

CEP 20031-170
Rio de Janeiro – RJ-Brazil

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Additional Reserves and Production Information–Internal Controls over Proved Reserves,” and “Item 19–Exhibits” in the Annual Report on Form 20‑F of Petróleo Brasileiro S.A.—Petrobras (Petrobras) for the year ended December 31, 2015 (the Annual Report). We further consent to the inclusion of our three third-party letter reports dated March 18, 2016 (our Reports), as Exhibit 99.1 in the Annual Report. The first third-party letter report dated March 18, 2016, contains our opinions regarding a comparison of estimates prepared by us with those furnished to us by Petrobras of the net proved crude oil and condensate, natural gas, and oil equivalent reserves as of December 31, 2015, of certain properties owned by Petrobras in Brazil and offshore from Brazil. The second third-party letter report dated March 18, 2016, contains our independent estimates of the net proved crude oil, natural gas liquids, natural gas, and oil equivalent reserves as of December 31, 2015, of certain properties owned by Petrobras in Argentina. The third third-party letter report dated March 18, 2016, contains our opinions regarding a comparison of estimates prepared by us with those furnished to us by Petrobras of the net proved crude oil and condensate, natural gas, and oil equivalent reserves as of December 31, 2015, of certain properties owned by Petrobras in the United States Gulf of Mexico.

DeGolyer and MacNaughton

We further consent to the references to our firm as set forth in the Registration Statement on Form F-3, Registration Nos. 333-206660 and 333‑206660‑01, of Petróleo Brasileiro S.A.—Petrobras and Petrobras Global Finance B.V. under the heading “Experts,” and to the incorporation by reference to the other references to our firm contained in the Annual Report of Petrobras on Form 20-F for the year ended December 31, 2015, under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Additional Reserves and Production Information–Internal Controls over Proved Reserves,” and “Item 19–Exhibits,” and to the inclusion of our Reports as Exhibit 99.1 in the Annual Report.

Very truly yours, /s/ DeGolyer and MacNaughton DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716